Cincinnati Bell Third Quarter 2016 Results November 2, 2016

Today's Agenda Highlights, Segment Results and Financial Overview Ted Torbeck, Chief Executive Officer Question & Answer 2

Safe Harbor This presentation and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason. 3

Non-GAAP Financial Measures This presentation contains information about adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA margin, net debt and free cash flow. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of Adjusted EBITDA, net debt and free cash flow (including the Company’s definition of these terms) to comparable GAAP financial measures can be found in the earnings release on our website at www.cincinnatibell.com within the Investor Relations section. 4

Ted Torbeck Chief Executive Officer 5

Highlights and Financial Overview $185 $68 $117 $10 $(1)$(2) $193 $69 $123 $12 $(3)$(4) 6 Entertainment & Communications IT Services & Hardware Eliminations Corporate Revenue RevenueAdjusted EBITDA (Non-GAAP) Adjusted EBITDA (Non-GAAP) $300 $312 $77 $78 Q3 2015 Q3 2016 ▪ Consolidated Revenue for the quarter totaled $312 million, increasing $12 million compared to prior year Revenue from strategic products totaled $163 million, up 18% compared to the prior year ▪ Strong third quarter Adjusted EBITDA of $78 million, up slightly over the prior year ▪ Net income totaled $19 million during the third quarter, resulting in diluted EPS of $0.38 ▪ Issued $425 million of 7% Senior Notes due 2024 Proceeds used to redeem 8 3/8% Senior Notes due 2020 Third Quarter 2016 Highlights ($ in millions) __ __

Revenue Adj. EBITDA (Non-GAAP) Adj. EBITDA Margin (Non-GAAP) Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 $185 $188 $190 $192 $193 $68 $69 $72 $72 $69 37% 37% 38% 38% 36% Entertainment & Communications Revenue and Adjusted EBITDA 7 ▪ Strategic revenues for the quarter totaled $114 million, up 22% year-over-year ▪ Operating income totaled $21 million in the quarter, compared to $30 million in the prior year ▪ Adjusted EBITDA totaled $69 million in the third quarter, resulting in Adjusted EBITDA margins of 36% ▪ Total internet subscribers of 299,800 at the end of the third quarter, up 18,500 subs compared to a year ago ▪ Voice line loss was 1% – improved from 4% in the prior year Business lines increased 4% Residential line decreased 7% __ __ ($ in millions)

Legacy IntegrationStrategic [1] 8 Q3 2015 Q3 2016 $44 $50 $56 $48 Entertainment & Communications Business & Consumer Markets $101 $98 Business & Carrier Market Revenue Entertainment & Communications Business Integration revenue totaled $1 million in Q3 2015 Entertainment & Communications Consumer Integration revenue totaled $1 million in Q3 2015 and Q3 2016 [1] Consumer Market Revenue Q3 2015 Q3 2016 $49 $64 $34 $30 $84 $95 ▪ Fioptics revenue growth continues to more than offset legacy declines ▪ Business revenue totaled $72 million, consistent with the prior year ▪ Carrier revenue was $26 million, down $3 million from 2015 FCC switched access rate reductions Network efficiency initiatives by national wireless carriers ($ in millions) Y/Y (14)% 14% Y/Y (12)% 31% __ __

▪ Fioptics is available to 510 thousand addresses, or 64% of Greater Cincinnati Passed 31 thousand new addresses in Q3 2016 Expect to pass 95 thousand new address in 2016 ▪ Fioptics Penetration: Video – 26%, Internet – 36%, Voice – 18% ▪ Total video churn was 2.9% for the quarter Single-family churn was 2.1% Apartment churn was 5.4% ▪ Fioptics monthly ARPU for the quarter was up approximately 5% from 2015. Q3 2016 ARPUs are as follows: Video – $83, Internet – $47, Voice – $28 9 Q3 2015 Q3 2016 $25 $32 $18 $26$6 $7 $49 $65 Fioptics Update Fioptics Revenue Total Fioptics Subscribers Video Internet Voice __ __ __ ($ in millions) Y/Y 17% 44% 28% Q3 2015 Q3 2016 109 133144 186 73 91 (in thousands) __

Strategic Revenue Integration Revenue Adj. EBITDA (Non-GAAP) Adj. EBITDA Margin (Non-GAAP) Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 $46 $48 $48 $49 $51 $71 $56 $55 $61 $72 $10 $9 $10 $10 $12 9% 9% 10% 9% 9% IT Services & Hardware Revenue and Adjusted EBITDA 10 ▪ Revenue of $123 million for Q3 2016, up 5% from Q3 2015 Strategic Revenues totaled $51 million in Q3 2016, up 10% compared to the prior year Telecom & IT hardware revenue of $66 million for Q3 2016 was up from $65 million in the prior year ▪ Operating income and Adjusted EBITDA for the quarter totaled $8 million and $12 million, respectively ▪ Adjusted EBITDA margin was 9%, consistent with a year ago $117 $104 $103 $110 $123 __ __ ($ in millions)

Q3 2016 Cash Flow and Capital Expenditures Free Cash Flow (Non-GAAP) Capital Expenditures Q3 2016 YTD 2016 Adjusted EBITDA (Non-GAAP) $ 78 $ 231 Interest Payments (17) (59) Capital Expenditures (67) (189) Pension and OPEB Payments (3) (8) Dividends from CyrusOne 1 6 Working Capital and Other (13) (20) Free Cash Flow (Non-GAAP) $ (21) $ (39) Selected 2016 Free Cash Flow Items ▪ CyrusOne dividends ~ $7 million ▪ Capital expenditures: $280 - $290 million ▪ Interest payments ~ $75 million ▪ Pension and OPEB payments ~ $12 million Q3 2016 YTD 2016 Construction $ 22 $ 59 Installation 19 40 Value Added 2 13 Total Fioptics $ 43 $ 112 Other Strategic 12 44 Discretionary Investments 55 156 Maintenance 12 33 $ 67 $ 189 11 ($ in millions) Cash Flow Q3 2016 YTD 2016 Operating Activities $ 44 $ 142 Investing Activities (118) (93) Financing Activities 73 (48) Change in Cash (1) 1 [1] [1] Increased due to passing addresses more efficiently than originally estimated and to capitalize on continued strong demand for Fioptics. Revised plan to pass 95 thousand addresses in 2016, up from original estimate of 70 thousand.

2016 Guidance 2016 Guidance Revenue $ 1.2 billion Adjusted EBITDA $303 million* * Plus or minus 2 percent 12

Appendix 13

Consolidated Results

($ in millions, except per share amounts)

	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Revenue	$ 312.4	$ 299.8	$ 900.5	$ 878.5
Costs and expenses				
Cost of services and products	183.8	175.6	517.3	504.0
Selling, general and administrative	55.5	52.5	164.9	161.7
Depreciation and amortization	46.5	35.8	134.7	102.4
Other	1.1	(0.3)	1.1	7.4
Operating Income	25.5	36.2	82.5	103.0
Interest expense	17.9	21.5	58.1	82.2
Loss on extinguishment of debt, net	11.4	7.8	14.2	21.3
Gain on sale of CyrusOne investment	(33.3)	(117.7)	(151.9)	(412.9)
Other (income) expense, net	(0.1)	1.2	(1.2)	6.0
Income from continuing operations before income taxes	29.6	123.4	163.3	406.4
Income tax expense	10.8	44.1	59.9	146.1
Income from continuing operations	18.8	79.3	103.4	260.3
Income from discontinued operations, net of tax	—	1.0	—	60.8
Net income	18.8	80.3	103.4	321.1
Preferred stock dividends	2.6	2.6	7.8	7.8
Net income applicable to common shareholders	$ 16.2	$ 77.7	$ 95.6	$ 313.3
Basic net earnings per common share				
Earnings from continuing operations	$ 0.39	$ 1.83	$ 2.28	$ 6.03
Earnings from discontinued operations	—	0.02	—	1.45
Basic net earnings per common share	$ 0.39	$ 1.85	$ 2.28	$ 7.48
Diluted net earnings per common share				
Earnings from continuing operations	$ 0.38	$ 1.83	$ 2.27	$ 6.01
Earnings from discontinued operations	—	0.02	—	1.45
Diluted net earnings per common share	$ 0.38	$ 1.85	$ 2.27	$ 7.46

Cincinnati Bell
connecting what matters

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Revenue Classifications - Entertainment and Communications Strategic Legacy Integration Data Voice Video Services and Other Fioptics Internet DSL (1) (> 10 meg) Ethernet Private Line MPLS (2) SONET (3) Dedicated Internet Access Wavelength Audio Conferencing Fioptics Voice VoIP (4) Fioptics Video Wiring Projects DSL (< 10 meg) DS0 (5), DS1, DS3 TDM (6) Traditional Voice Long Distance Switched Access Digital Trunking Advertising Directory Assistance Maintenance Information Services Wireless Handsets and Accessories 15 (1) Digital Subscriber Line (2) Multi-Protocol Label Switching (3) Synchronous Optical Network (4) Voice of Internet Protocol (5) Digital Signal (6) Time Division Multiplexing

Revenue Classifications - IT Services and Hardware Professional Services Unified Communications Cloud Services Monitoring and Management Telecom & IT Hardware Strategic Integration Consulting Staff Augmentation Voice Monitoring Managed IP Telephony Solutions Virtual Data Centers Storage Backup Network Monitoring/Management Security Installation Maintenance Hardware Software Licenses 16

Revenue – MD&A Strategic, Legacy and Integration ($ in millions) Q3 2016 Entertainment and Communications IT Services and Hardware Total Eliminations Total Strategic Data $ 62.1 $ — Voice 18.7 — Video 32.2 — Services and other 1.4 — Professional services — 22.9 Management and monitoring — 8.1 Unified communications — 7.3 Cloud services — 12.2 Total Strategic 114.4 50.5 164.9 (2.1) 162.8 Legacy Data $ 24.3 $ — Voice 50.0 — Services and other 3.0 — Total Legacy 77.3 — 77.3 (0.3) 77.0 Integration Services and other $ 1.3 $ — Professional services — 3.6 Unified communications — 2.6 Telecom and IT hardware — 66.2 Total Integration 1.3 72.4 73.7 (1.1) 72.6 $ 193.0 $ 122.9 $ 315.9 $ (3.5) $ 312.4 Eliminations 0.4 3.1 3.5 Total Revenue $ 192.6 $ 119.8 $ 312.4 17

Revenue – MD&A Strategic, Legacy and Integration ($ in millions) Q3 2015 Entertainment and Communications IT Services and Hardware Total Eliminations Total Strategic Data $ 50.8 $ — Voice 15.7 — Video 25.0 — Services and other 2.0 — Professional services — 23.0 Management and monitoring — 8.0 Unified communications — 6.9 Cloud services — 8.1 Total Strategic 93.5 46.0 139.5 (1.9) 137.6 Legacy Data $ 30.5 $ — Voice 56.4 — Services and other 3.2 — Total Legacy 90.1 — 90.1 (0.2) 89.9 Integration Services and other $ 1.8 $ — Professional services — 3.7 Unified communications — 2.6 Telecom and IT hardware — 64.7 Total Integration 1.8 71.0 72.8 (0.5) 72.3 $ 185.4 $ 117.0 $ 302.4 $ (2.6) $ 299.8 Eliminations 0.2 2.4 2.6 Total Revenue $ 185.2 $ 114.6 $ 299.8 18

Revenue – MD&A Strategic, Legacy and Integration ($ in millions) YTD Q3 2016 Entertainment and Communications IT Services and Hardware Total Eliminations Total Strategic Data $ 181.0 $ — Voice 53.8 — Video 92.1 — Services and other 4.1 — Professional services — 68.3 Management and monitoring — 24.1 Unified communications — 22.1 Cloud services — 33.2 Total Strategic 331.0 147.7 478.7 (6.7) 472.0 Legacy Data $ 77.4 $ — Voice 154.2 — Services and other 8.9 — Total Legacy 240.5 — 240.5 (0.7) 239.8 Integration Services and other $ 4.3 $ — Professional services — 11.6 Unified communications — 8.0 Telecom and IT hardware — 167.9 Total Integration 4.3 187.5 191.8 (3.1) 188.7 $ 575.8 $ 335.2 $ 911.0 $ (10.5) $ 900.5 Eliminations 1.0 9.5 10.5 Total Revenue $ 574.8 $ 325.7 $ 900.5 19

Revenue – MD&A Strategic, Legacy and Integration ($ in millions) YTD Q3 2015 Entertainment and Communications IT Services and Hardware Total Eliminations Total Strategic Data $ 147.1 $ — Voice 45.9 — Video 69.3 — Services and other 5.2 — Professional services — 67.1 Management and monitoring — 22.9 Unified communications — 20.1 Cloud services — 21.2 Total Strategic 267.5 131.3 398.8 (6.2) 392.6 Legacy Data $ 94.2 $ — Voice 175.4 — Services and other 10.4 — Total Legacy 280.0 — 280.0 (0.5) 279.5 Integration Services and other $ 8.4 $ — Professional services — 10.7 Unified communications — 8.1 Telecom and IT hardware — 180.8 Total Integration 8.4 199.6 208.0 (1.6) 206.4 $ 555.9 $ 330.9 $ 886.8 $ (8.3) $ 878.5 Eliminations 0.9 7.4 8.3 Total Revenue $ 555.0 $ 323.5 $ 878.5 20